                                                                       EXHIBIT 5


                       [Letterhead of Masons Solicitors]


8 September 1999
Independent Energy Holdings PLC
Radcliffe House
Blenheim Court
Solihull, West Midlands B91 2AA

Dear Sirs:

We have acted as solicitors in England to Independent Energy Holdings PLC (the "Company") and the selling shareholders and have been requested by such parties to give this opinion in connection with the Registration Statement on Form F-3 filed with the United States Securities and Exchange Commission by the Company for the purposes of registering under the United States Securities Act of 1933 (the "Securities Act") Ordinary Shares of 1p each. For the purposes of this opinion, words and phrases used but not defined herein shall have the same meaning as those contained in the Prospectus. We are of the opinion that: (a) the Ordinary Shares to be offered and sold by the Company, once allotted and issued by the Company and fully paid for by the Underwriters, and the Ordinary Shares to be offered and sold by the selling shareholders, once issued and fully paid by the selling shareholders, if not previously issued, will be duly authorized and validly issued and fully paid and will not be subject to calls for further funds; (b) the statement in the section of the Prospectus headed "Service of Process and Enforcement of Liabilities" in relation to advice provided by this firm as to the enforceability in the United Kingdom is correct;
(c) the statements in the Prospectus under the heading "Taxation" (in respect only of UK taxation), in each case so far as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly represent the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the captions "Enforcement of Liabilities" and "Legal Matters" contained in the Prospectus.

                              Yours truly,

                              Masons Solicitors